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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         DATE OF REPORT - JULY 31, 2001
                         ------------------------------
                        (Date of earliest event reported)



                         QUESTAR MARKET RESOURCES, INC.
                        --------------------------------
               (Exact name of registrant as specified in charter)





                STATE OF UTAH          0-30321              87-0287750
                -------------          -------              ----------
               (State or other       (Commission         (I.R.S. Employer
               juris-diction of       File No.)           Identification
               incorporation or                                No.)
               organization)



       P.O. BOX 45601, 180 EAST 100 SOUTH, SALT LAKE CITY, UTAH 84145-0601
       -------------------------------------------------------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code (801) 324-2600
                                                           --------------



                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT.)
         --------------------------------------------------------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Effective July 31, 2001, Questar Market Resources, Inc. ("Company"), a wholly owned subsidiary of Questar Corporation, acquired 100 percent of Shenandoah Energy, Inc. ("SEI"), a privately held corporation. The Company purchased SEI for approximately $406 million in cash and assumed debt. With its purchase of SEI, the Company obtained 415 billion cubic feet equivalent ("Bcfe") of proved reserves, 198 Befe of probable reserves, 331 Befe of possible reserves, 100 million cubic feet of daily processing capacity, 90 miles of gathering lines, 114,000 acres of undeveloped leasehold acreage, and four drilling rigs. Most of the SEI assets are located in the Uinta Basin of eastern Utah.

          The Company purchased SEI from 35 shareholders, of which Chevron, U.S.A. Inc. (32.22 percent), Shell Capital Inc. (10.0 percent) and The Prudential Insurance Company of America (10.0 percent) were the largest. The purchase price was negotiated by the parties: each shareholder received $160.71 per share. There are no material relationships between any former shareholders of SEI and the Company or its affiliates, including directors, officers or associates of such individuals.

         In order to finance the acquisition, the Company borrowed funds under its current syndicated revolving credit agreement with Bank of America, N.A., as a lender and agent for other lenders, and entered into a new, one-year credit agreement with Bank of America., N.A.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial statements of businesses acquired.

         The Company will file the exhibits required by this item within the specified 60-day period.

(b)      Pro forma financial information.

         The Company will file the exhibits required by this item within the specified 60-day period.

(c)      Exhibits.

         EXHIBIT NO.                EXHIBIT

           4.4 Credit Agreement dated July 31, 2001 between the Company and Bank of America, N.A.

           10.2 Stock Purchase Agreement dated July 26, 2001 among the Company, SEI, and SEI's shareholders.

           99.1   Press release dated July 26, 2001.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           QUESTAR MARKET RESOURCES, INC.
                                           (Registrant)

   ---------------                         /s/ G. L. Nordloh
   August 13, 2001                         -------------------------------------
   (Date)                                  G.L. Nordloh
                                           President and Chief Executive Officer